As filed with the Securities and Exchange Commission on March 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonendo, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-5041718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

26061 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

2021 Incentive Award Plan

Sonendo, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Bjarne Bergheim

President and Chief Executive Officer

26061 Merit Circle, Suite 102

Laguna Hills, CA 92653

(949) 766-3636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Sanders

Wendy Grasso

Reed Smith LLP

1901 Avenue of Stars, Suite 700

Los Angeles, CA 90067-6078

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Sonendo, Inc. (the “Registrant”) is filing with the Securities and Exchange Commission (the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering 2,498,714 shares of its common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2021 Incentive Award Plan (the “2021 Incentive Plan”) and 499,742 shares of Common Stock to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (“2021 ESPP”), which Common Stock is in addition to the 4,730,902 shares of Common Stock already issuable under the 2021 Incentive Plan and the 788,498 shares of Common Stock already issuable under the 2021 ESPP as registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2021 (File No.  333-260680) and the Registrant’s Form S-8 filed with the Commission on March 23, 2022 (the “Prior Registration Statements”). These additional shares of Common Stock have been reserved for issuance as a result of the operation of the “evergreen” provisions in the Registrant’s 2021 Incentive Plan and 2021 ESPP, which provide that the total number of shares subject to such plan will be increased each year pursuant to a specified formula.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and it is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Sonendo, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Sonendo, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on March 8, 2023;

(b)	Registrant’s Current Report on Form 8-K filed with the Commission on January 4, 2023 and January 17, 2023; and

(c)

The description of the Registrant’s Common Stock which is contained in a registration statement on 8-A filed with the Commission on October 28, 2021 (File No.  001-40988) under the Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Registrant’s capital stock contained in Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, and any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Reference is made under this Item 8 to the Exhibit Index included in this Registration Statement.

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-40988) filed with the Commission on November 2, 2021)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-40988) filed with the Commission on November 2, 2021)

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the registration statement on Form S-1/A (File No. 333-260136), filed with the Commission on October 25, 2021)

4.13	Description of Common Stock (incorporated by reference to Exhibit 4.11 to the Annual Report on Form 10-K (File No. 001-40988) filed with the Commission on March 23, 2022)

5.1	Opinion of Reed Smith LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Reed Smith LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1	2021 Incentive Award Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s registration statement on Form S-1/A (File No. 333-260136), filed with the Commission on October 25, 2021)

99.2	Form of Restricted Stock Unit Agreement pursuant to 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.12.1 to the Registrant’s registration statement on Form S-1/A (File No. 333-260136), filed with the Commission on October 25, 2021)

99.3	Form of Option Agreement pursuant to 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.12.2 to the Registrant’s registration statement on Form S-1/A (File No. 333-260136), filed with the Commission on October 25, 2021)

99.4	Sonendo, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s registration statement on Form S-1/A (File No. 333-260136), filed with the Commission on October 25, 2021)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on this 8th day of March, 2023.

Sonendo, Inc.

By:	/s/ Bjarne Bergheim
Name:	Bjarne Bergheim
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Sonendo, Inc., hereby severally constitute and appoint Bjarne Bergheim, Andrew Kirkpatrick and Michael P. Watts, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bjarne Bergheim Bjarne Bergheim	President, Chief Executive Officer and Director (Principal Executive Officer)	March 8, 2023

/s/ Michael P. Watts Michael P. Watts	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	March 8, 2023

/s/ Carolyn Beaver Carolyn Beaver	Director	March 8, 2023

/s/ Olav Bergheim Olav Bergheim	Director	March 8, 2023

/s/ Anthony P. Bihl III Anthony P. Bihl III	Director	March 8, 2023

/s/ Karen McGinnis Karen McGinnis	Director	March 8, 2023

/s/ Raj Pudipeddi Raj Pudipeddi	Director	March 8, 2023

/s/ Sadie Stern Sadie Stern	Director	March 8, 2023